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                                                                      EXHIBIT 11


REDMAN INDUSTRIES, INC.
EXHIBIT (11)-STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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

                                           THREE MONTHS ENDED
                                         JUNE 28,        JUNE 30,
                                           1996            1995
                                        --------------------------
PRIMARY:

AVERAGE SHARES OUTSTANDING              13,359,862      14,188,570

NET EFFECT OF DILUTIVE
  STOCK OPTIONS BASED
  ON THE TREASURY STOCK
  METHOD USING AVERAGE
  MARKET PRICE                             245,947         156,250
                                        --------------------------

TOTALS                                  13,605,809      14,344,820
                                        ==========================

NET INCOME                              $7,347,000      $6,058,000
                                        ==========================

PER SHARE AMOUNT                             $0.54           $0.42
                                        ==========================

FULLY DILUTED:

COMMON STOCK EQUIVALENTS ARE LESS THAN 3% DILUTIVE.
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